UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2020 (January 1, 2020)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 WEST FRONT STREET, RED BANK, NEW JERSEY 07701

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 2, 2020, OceanFirst Financial Corp., a Delaware corporation (“OceanFirst”), issued a press release announcing the completion of the CYHC Transactions and the Two River Transactions (each as defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

CYHC

On January 1, 2020, OceanFirst completed its previously announced acquisition of Country Bank Holding Company, Inc., a New York corporation (“CYHC”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2019 (the “CYHC Merger Agreement”), by and among OceanFirst, Midtown Merger Sub Corp., a New York corporation and a wholly-owned subsidiary of OceanFirst (“CYHC Merger Sub”), and CYHC. In accordance with the terms of the CYHC Merger Agreement, effective as of January 1, 2020, (i) CYHC Merger Sub merged with and into CYHC (the “CYHC First-Step Merger”), with CYHC as the surviving corporation in the CYHC First-Step Merger, (ii) immediately following the completion of the CYHC First-Step Merger, CYHC merged with and into OceanFirst (the “CYHC Second-Step Merger” and, together with the CYHC First-Step Merger, the “CYHC Integrated Mergers”), with OceanFirst as the surviving corporation in the CYHC Second-Step Merger and (iii) immediately following the completion of the CYHC Integrated Mergers, Country Bank, a New York chartered non-member bank and a wholly-owned subsidiary of CYHC, merged with and into OceanFirst Bank, National Association, a national banking association and a wholly-owned subsidiary of OceanFirst (“OceanFirst Bank”), with OceanFirst Bank as the surviving bank (the “CYHC Bank Merger” and, together with the CYHC Integrated Mergers, the “CYHC Transactions”). At the effective time of the CYHC First-Step Merger, the former CYHC shareholders (other than holders, if any, who have properly exercised dissenters’ rights) became entitled to receive 2,000 shares of OceanFirst common stock for each outstanding share of CYHC common stock.

The foregoing description of the CYHC Merger Agreement and the CYHC Transactions does not purport to be complete and is qualified in its entirety by reference to the CYHC Merger Agreement, which was attached as Exhibit 2.1 to OceanFirst’s Current Report on Form 8-K filed on August 13, 2019 and is incorporated into this Item 8.01 by reference.

Two River

On January 1, 2020, OceanFirst completed its previously announced acquisition of Two River Bancorp, a New Jersey corporation (“Two River”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2019 (the “Two River Merger Agreement”), by and among OceanFirst, Hammerhead Merger Sub Corp., a wholly-owned subsidiary of OceanFirst (“Two River Merger Sub”), and Two River. In accordance with the terms of the Two River Merger Agreement, effective as of January 1, 2020, (i) Two River Merger Sub merged with and into Two River (the “Two River First-Step Merger”), with Two River as the surviving corporation in the Two River First-Step

Merger, (ii) immediately following the completion of the Two River First-Step Merger, Two River merged with and into OceanFirst (the “Two River Second-Step Merger” and, together with the Two River First-Step Merger, the “Two River Integrated Mergers”), with OceanFirst as the surviving corporation in the Two River Second-Step Merger and (iii) immediately following the completion of the Two River Integrated Mergers, Two River Community Bank, a New Jersey chartered non-member bank and a wholly-owned subsidiary of Two River, merged with and into OceanFirst Bank, with OceanFirst Bank as the surviving bank (the “Two River Bank Merger” and, together with the Integrated Mergers, the “Two River Transactions”). At the effective time of the Two River First-Step Merger, the former Two River shareholders became entitled to receive $5.375 in cash without interest and 0.6663 shares of OceanFirst common stock, together with cash in lieu of fractional shares, for each outstanding share of Two River common stock.

The foregoing description of the Two River Merger Agreement and the Two River Transactions does not purport to be complete and is qualified in its entirety by reference to the Two River Merger Agreement, which was attached as Exhibit 2.2 to OceanFirst’s Current Report on Form 8-K filed on August 13, 2019 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Midtown Merger Sub Corp. and Country Bank Holding Company, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by OceanFirst Financial Corp. on August 13, 2019) †

2.2

Agreement and Plan of Merger, dated as of August 9, 2019, by and among OceanFirst Financial Corp., Hammerhead Merger Sub Corp. and Two River Bancorp (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K, filed by OceanFirst Financial Corp. on August 13, 2019) †

99.1	Press Release of OceanFirst Financial Corp., dated January 2, 2020

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OceanFirst Financial Corp. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Steven J. Tsimbinos
Name:	Steven J. Tsimbinos
Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: January 2, 2020